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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in this Registration Statement on Form S-4 of CBS Corporation of our report dated February 8, 1999, except for the first paragraph of Note 2, which is as of February 25, 1999 relating to the financial statements and financial statement schedule of Viacom Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

New York, New York
November 3, 1999